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                                                                    Exhibit 99.1

                                                                 (Crawford LOGO)



                                                       PRESS RELEASE

FOR IMMEDIATE RELEASE                              FOR MORE INFORMATION CONTACT:
                                                   JULIE KEATON AT 404-847-4026
                                                   JULIE_KEATON@US.CRAWCO.COM


                                                   May 23, 2006


         CRAWFORD & COMPANY PARTICIPATING IN SUNTRUST ROBINSON HUMPHREY
                                 ANALYST EVENT


ATLANTA -- Crawford & Company is pleased to announce that Tom Crawford, president and CEO, along with Bruce Swain, senior vice president and interim chief financial officer, will participate in the SunTrust Robinson Humphrey fourth annual Financial Services Unconference in New York City, May 24, 2006.

During the meetings, the Company expects to reaffirm the 2006 guidance given during its first quarter earnings conference call with analysts. Copies of the presentation materials reviewed at the conference will be made available beginning the day of the conference on the Company's Web site at www.crawfordandcompany.com.

Based in Atlanta, Georgia, Crawford & Company is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include property and casualty claims management, integrated claims and medical management for workers' compensation, legal settlement administration, including class action and warranty inspections, and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

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